Exhibit 99.2

26/F HKRI Centre One, HKRI Taikoo Hui,

288 Shimen Road (No. 1),

Shanghai 200041, P.R.China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

LEGAL OPINION

To	Yalla Group Limited

September 8, 2020

Dear Sirs or Madams:

1.

We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (as defined in Section 4). For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

2.

We act as PRC counsel to Yalla Group Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the proposed initial public offering (the “Offering”) by the Company of certain number of American Depositary Shares (“ADSs”) in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended), and (b) the Company’s proposed listing of the ADSs on the New York Stock Exchange.

3.

In so acting, we have examined the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (“Documents”). In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents.

4.	The following terms as used in this Opinion are defined as follows:

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shenzhen Office Tel: (86-755) 2587-0765 Fax: (86-755) 2587-0780	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579	Tianjin Office Tel: (86-22) 5990-1301 Fax: (86-22) 5990-1302	Chengdu Office Tel: (86-28) 6739-8000 Fax: (86-28) 6739-8001	New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720	Hangzhou Office Tel: (86-571) 2689-8188 Fax: (86-571) 2689-8199

Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Haikou Office Tel: (86-898) 6851-2544 Fax: (86-898) 6851-3514	Qingdao Office Tel: (86-532) 6869-5000 Fax: (86-532) 6869-5010	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168	www.junhe.com

“Governmental Authorization”	means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the applicable PRC Laws to be obtained from any national, provincial, municipal or local governmental authority, agency or body having jurisdiction over any of the PRC Subsidiaries in the PRC.

“M&A Rules”	means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and amended on June 22, 2009.

“PRC Subsidiaries”	means Hangzhou Yale Technology Co., Ltd (杭州雅乐互动科技有限公司) and Shenzhen Moov Technology Co., Ltd (深圳木五科技有限公司).

“PRC Laws”	mean any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

5.	Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

(1)	Incorporation and Existence. Each of the PRC Subsidiaries has been duly incorporated and is validly existing as a limited liability company and has legal person status under the PRC Laws.

(2)	Corporate Structure. The descriptions of the corporate structure of the PRC Subsidiaries set forth in “Corporate History and Structure” section of the Registration Statement are true and accurate.

(3)

M&A Rules. The M&A Rules purport, among other things, to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of PRC and controlled directly or indirectly by Chinese companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of PRC.

Based on our understanding of the explicit provisions under the PRC Laws, the CSRC’s approval is not required under the M&A Rules for this Offering, given that our wholly owned PRC Subsidiaries were incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are the beneficial owners of the Company. However, there still remains uncertainties as to how the M&A Rules will be interpreted and implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

(4)

Enforceability of Civil Procedures. There is uncertainty as to whether the courts of the PRC would: (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or the directors and officers of the Company if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest.

(5)

Taxation. The statements set forth under the caption “Taxation” in the Registration Statement insofar as they constitute statement of PRC tax law, are accurate in all material respects and that such statements constitute our opinion. We do not express any opinion herein concerning any law other than PRC tax law.

(6)

Statements in the Prospectus. The statements in the Registration Statement and the Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Enforcement of Civil Liabilities”, “Our History and Corporate Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Regulations”, “Management”, “Related Party Transactions”, “Taxation” and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are true and accurate in all material respects, and fairly present and fairly summarize in all material respects of the PRC Laws, documents, agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material aspect.

6.	This opinion is subject to the following qualifications:

(1)

This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(2)

This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(3)

This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Signature Page

Yours faithfully,

/s/ JunHe LLP

JunHe LLP